UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant   ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

Magellan Health, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Magellan Health, Inc.

4801 E. Washington Street

Phoenix, Arizona 85034

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 17, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Magellan Health, Inc. (the “Company”), dated April 29, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 17, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about June 2, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 17, 2020

To the Stockholders of Magellan Health, Inc.:

Due to the public health impact caused by COVID-19, NOTICE IS HEREBY GIVEN that the location of the Company’s 2020 Annual Meeting of Stockholders has been changed and will be held in a virtual meeting format only, via audio webcast.

The meeting webcast will be held on Wednesday, June 17, 2020 at 7:30 a.m. Central Time. We encourage you to access the meeting prior to the start time and allow ample time to log into the meeting webcast and test your computer system.

To join the virtual meeting, stockholders should use the following link:

https://web.lumiagm.com/282560332

•	If you are a stockholder of record as of April 20, 2020, the record date for the Annual Meeting, you should click on “I have a login,” enter the control number found on your proxy card or Notice of Internet Availability of Proxy Materials you previously received, and enter the password “magellan2020” (the password is case sensitive).

•	If your shares are held in “street name” through a broker, bank or other nominee, in order to participate in the virtual annual meeting you must first obtain a legal proxy from your broker, bank or other nominee reflecting the number of shares of Magellan Health, Inc. common stock you held as of the record date, your name and email address. You then must submit a request for registration to American Stock Transfer & Trust Company, LLC: (1) by email to proxy@astfinancial.com; (2) by facsimile to 718-765-8730 or (3) by mail to American Stock Transfer & Trust Company, LLC, Attn: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219. Requests for registration must be labeled as “Legal Proxy” and be received by American Stock Transfer & Trust Company, LLC no later than 5:00 p.m. Eastern time on June 10, 2020.

•	You may vote and ask questions during the Annual Meeting by following the instructions available on the Annual Meeting platform.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the previously-distributed proxy materials for the Annual Meeting. The proxy card included with the previously-distributed proxy materials will not be updated to reflect the change in place and may continue to be used to vote your shares in connection with the Annual Meeting.

By Order of the Board of Directors,

/s/ David Haddock

David Haddock
Secretary

June 2, 2020